Exhibit 10.6

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

Dated as of April 28, 2014
by and among

THE PRIVATEBANK AND TRUST COMPANY,
as Working Capital Agent,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Note Collateral Agent

i

ii

AMENDED AND RESTATED INTERCREDITOR AGREEMENT
This AMENDED AND RESTATED INTERCREDITOR AGREEMENT is dated as of April 28, 2014 and entered into by and between THE PRIVATEBANK AND TRUST COMPANY, in its capacity as administrative agent for the lenders party to the Working Capital Loan Agreement (as defined below) (together with its successors, the “Working Capital Agent”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Note Collateral Agent for the holders of the Indenture Obligations (as defined below) (together with its successors in such capacity, the “Note Collateral Agent”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.
RECITALS
A.    Westmoreland Coal Company, a Delaware corporation (the “Issuer”), Westmoreland Partners, a Virginia partnership (the “Co-Issuer”), and the Indenture Subsidiary Guarantors (as defined below) are parties to a certain Indenture with Wells Fargo Bank, National Association, as trustee (together with its successors, in such capacity, the “Trustee”), and the Note Collateral Agent dated as of February 4, 2011, as supplemented and amended by the First Supplemental Indenture dated as of January 31, 2012 among Issuer, Co-Issuer, the Indenture Subsidiary Guarantors, the Note Collateral Agent, and the Trustee, as amended by that certain Supplemental Indenture dated as of January 31, 2012 and that certain Second Supplemental Indenture dated as of February 3, 2014 (as further amended, restated, supplemented, replaced or otherwise modified from time to time, “Indenture”), pursuant to which the Issuer and Co-Issuer issued (i) 10.750% Senior Secured Notes due 2018 in an aggregate principal amount of $150,000,000, (ii) 10.750% Senior Secured Notes due 2018 in an aggregate principal amount of $125,000,000 (together with the Notes referenced in (i) above, the “Existing Notes”) and (iii) 10.750% Senior Secured Notes due 2018 in an aggregate principal amount of $425,000,000 (the “Additional Notes”).
B.    Section 9.07 of the Indenture provides that after the issuance of the Existing Notes, the Issuer, the Co-Issuer, the subsidiary guarantors which are a party to the Indenture, and Absaloka Coal, LLC will be permitted to enter into or guarantee a Revolving Credit Facility (as defined in the Indenture), which may be secured by Revolving Facility First-Priority Collateral (as defined in the Indenture) and that, notwithstanding the time, order or method of grant, creation, attachment or perfection of any Liens securing the Notes, the Liens of the Notes on the Revolving Facility First-Priority Collateral will rank junior to the Revolving Facility First-Priority Liens (as defined in the Indenture).
C.    Sections 9.07 of the Indenture further provides that concurrent with the Revolving Credit Facility, an intercreditor agreement shall be entered into among the Note Collateral Agent and the collateral agent under the Revolving Credit Facility, as acknowledged and agreed to by the relevant borrowers and guarantors parties thereto, on the terms described in Section 9.07 of the Indenture in all material respects, and that compliance with Section 9.07 of the Indenture be evidenced by an Officers’ Certificate (as defined in the Indenture) delivered by the Issuer to the Trustee.

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D.    The Working Capital Loan Parties (as defined below) and the Working Capital Agent have entered into a certain Amended and Restated Loan and Security Agreement of even date herewith providing for a revolving credit facility in an aggregate principal amount of up to $100,000,000 as of the date hereof (as amended, modified, supplemented, replaced or otherwise modified from time to time, the “Working Capital Loan Agreement”).
E.    The Note Collateral Agent is entering into this Agreement pursuant to, and in compliance with (as evidenced by an Officers’ Certificate delivered to it by the Issuer), Sections 9.07 and 10.09 of the Indenture, and the parties hereto have agreed to set forth in this Agreement their respective rights and remedies with respect to, among other things, the Working Capital Loan Collateral and the Indenture Collateral (each as defined below).
AGREEMENT
In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1
Definitions
Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“Access Period” is defined in Section 3.2(c) of this Agreement.
“Account Debtor” means “account debtor”, as defined in the UCC.
“Accounts” means “account”, as defined in the UCC (or any similar personal property security legislation in any applicable jurisdiction).
“Additional Notes” has the meaning assigned to that term in the Recitals to this Agreement.
“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, the power to either (a) vote 5% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management or policies of such Person, whether by contract or otherwise.
“Agreement” means this Amended and Restated Intercreditor Agreement, as Modified from time to time.

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“Bank Product Obligations” shall have the meaning set forth in the Working Capital Loan Agreement.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors including, without limitation, Canadian Bankruptcy Law.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois or Dallas, Texas are authorized or required by law to close.
“Canadian Bankruptcy Law” means, collectively, the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada).
“Collateral” means any existing or hereafter acquired personal or real property of the Obligors, whether tangible or intangible, with respect to which a Lien is granted or held as security for both the Working Capital Loan Obligations and the Indenture Obligations.
“Deposit Account” means a “deposit account”, as defined in the UCC.
“Discharge of Indenture Obligations” means: (a) the indefeasible payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indenture Obligations outstanding under the Indenture Documents; and (b) the indefeasible payment in full in cash of all other Indenture Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.
“Discharge of Working Capital Loan Obligations” means: (a) the indefeasible payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) on all Working Capital Loan Obligations outstanding under the Working Capital Loan Agreement; (b) the indefeasible payment in full in cash of all other Working Capital Loan Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; (c) with respect to letters of credit outstanding thereunder, delivery of cash collateral (in an amount no more than 105% of the sum of undrawn and drawn and unreimbursed amount thereof) in compliance with the applicable Working Capital Loan Documents and (d) the termination or expiration of all commitments, if any, to extend credit that would constitute Working Capital Loan Obligations under the Working Capital Loan Documents.
“Exercise Period” is defined in Section 4.3(a) of this Agreement.
“Existing Notes” has the meaning assigned to that term in the Recitals to this Agreement.

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“GAAP” means generally accepted accounting principles, as in effect in the United States of America on the date of determination.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether federal, state, provincial or local, and any agency, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Hedging Obligation” shall have the meaning set forth in the Working Capital Loan Agreement.
“Indenture” has the meaning assigned to that term in the Recitals to this Agreement.
“Indenture Claimholders” means, at any relevant time, the holders of Indenture Obligations at that time, including, without limitation, the Trustee and the Note Collateral Agent.
“Indenture Collateral” means all collateral securing the Indenture Obligations pursuant to the Indenture Documents, other than the Working Capital Loan Collateral.
“Indenture Documents” means, collectively, (a) the Indenture, the Notes, the Note Guarantees, the Indenture Security Documents and (b) any other document or instrument executed or delivered pursuant to any Indenture Document described in clause (a) above evidencing or governing any Indenture Obligations thereunder, as each may be Modified (or replaced in connection with a Modification) from time to time.
“Indenture Loan Parties” means, collectively, the Issuer, the Co-Issuer and the Indenture Subsidiary Guarantors.
“Indenture Obligations” means, subject to the next sentence, all obligations, liabilities and indebtedness of any Obligor outstanding under the Indenture and any other Indenture Documents. “Indenture Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Indenture Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.
“Indenture Payment Default” is defined in Section 3.1(a) of this Agreement.
“Indenture Pledge and Security Agreement” means that certain Pledge and Security Agreement dated as of February 4, 2011, as amended by Amendment No. 1 thereto dated January 26, 2012, by and among the Issuer, the Co-Issuer, the Indenture Subsidiary Guarantors, Absaloka Coal, LLC and the Note Collateral Agent.
“Indenture Secured Parties” means, collectively, the Note Collateral Agent, the Trustee and the holders of the Notes from time to time.

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“Indenture Security Documents” means the security agreements, pledge agreements, mortgages, deeds of trust, collateral assignments and related agreements, including the Indenture Pledge and Security Agreement, creating security interests in the Indenture Collateral as contemplated by the Indenture.
“Indenture Subsidiary Guarantors” means, individually and collectively, (a) each of the entities identified on Schedule I attached hereto and (b) each other Person that becomes a “guarantor” by the terms of the Indenture after the Issue Date.
“Insolvency or Liquidation Proceeding” means: (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Obligor; (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, dissolution, reorganization or other similar case or proceeding with respect to any Obligor or with respect to a material portion of their respective assets; (c) any liquidation, dissolution, reorganization or winding up of any Obligor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Obligor.
“Instrument” means an “instrument”, as defined in the UCC (or similar personal property security legislation in any applicable jurisdiction).
“Inventory” means “inventory”, as defined in the UCC (or similar personal property security legislation in any applicable jurisdiction).
“Issue Date” shall have the meaning set forth in the Indenture.
“Landlord’s Waivers” means any or all, as the context may require, of the landlord’s waivers granted as of the date hereof or hereafter to the Note Collateral Agent or the Working Capital Agent in connection with the leasehold interests in real property with respect to which any Working Capital Loan Party or other Obligor is a tenant or subtenant.
“Letter of Credit Obligations” shall have the meaning set forth in the Working Capital Loan Agreement.
“Lien” means any lien, mortgage, pledge, assignment, hypothecation, security interest, fixed or floating charge or encumbrance of any kind or nature (including any conditional sale or other title retention agreement, leasehold lien and any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or deposit or other preferential arrangement of any kind or nature having the practical effect of any of the foregoing.
“Lockbox Account” shall have the meaning set forth in the Working Capital Loan Agreement.
“Modifications” means any amendments, restatements, amendment and restatements, supplements, modifications, waivers, renewals, replacements, consolidations, severances, substitutions and extensions of any document or instrument from time to time; “Modify”, “Modified”, or related words shall have meanings correlative thereto.

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“Note Collateral Agent” has the meaning assigned to that term in the Preamble to this Agreement.
“Note Guarantees” means, collectively, any and all guarantees of payment of the Notes pursuant to the terms of the Indenture.
“Notes” means, collectively, (a) the Existing Notes and (b) the Additional Notes.
“Obligor” means, collectively, the Indenture Loan Parties and any other Working Capital Loan Party.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, joint stock company, unincorporated association, company, partnership, limited partnership, Governmental Authority or other entity of whatever nature.
“Proceeds” means “proceeds”, as defined in the UCC (or similar personal property security legislation in any applicable jurisdiction).
“Securities Account” means a “securities account”, as defined in the UCC (or similar personal property security legislation in any applicable jurisdiction).
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of Illinois, or, when the laws of any other jurisdiction govern the method or manner of the perfection or enforcement of any security interest in any applicable collateral, the Uniform Commercial Code (or any successor statute) of such jurisdiction.
“Working Capital Borrowers” means, collectively, each of the entities identified on Schedule II attached hereto.
“Working Capital Lender” means, collectively, each lender party to the Working Capital Loan Agreement.
“Working Capital Loan Agreement” shall have the meaning set forth in the Recitals.
“Working Capital Loan Claimholders” means, at any relevant time, the holders of Working Capital Loan Obligations at that time, including the Working Capital Agent and each Working Capital Lender.
“Working Capital Loan Collateral” means all of the following property and assets of each of the Working Capital Loan Parties, whether now existing or hereafter arising or acquired:
(i)    All of each Working Capital Loan Party’s Accounts (whether or not Eligible Accounts), Inventory (whether or not Eligible Inventory), and all of each Working Capital Loan Party’s money, contract rights, Chattel Paper (as defined in the UCC or similar

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personal property security legislation in any applicable jurisdiction), Documents (as defined in the UCC or Documents of Title as defined in any similar personal property security legislation in any applicable jurisdiction), Deposit Accounts, Securities Accounts, securities, Investment Property (as defined in the UCC or similar personal property security legislation in any applicable jurisdiction) and Instruments with respect thereto, and all of each Working Capital Loan Party’s rights, remedies, security, Liens and supporting obligations, in, to and in respect of the foregoing, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guarantees or other contracts of suretyship with respect to such property, deposits or other security or hypothecation for the obligation of any Account Debtor, and credit and other insurance;
(ii)    To the extent not listed above, all of each Working Capital Loan Party’s money, securities, Investment Property, Deposit Accounts, Securities Accounts, Instruments and other property and the proceeds thereof that are now or hereafter held or received by, in transit to, in possession of, or under the control of Working Capital Agent or any Working Capital Lender, or any parent, Affiliate or Subsidiary of Working Capital Agent or any Working Capital Lender or any participant in the loans under the Working Capital Loan Agreement, whether for safekeeping, pledge, custody, transmission, collection or otherwise;
(iii)    To the extent not listed above, all of each Working Capital Loan Party’s now owned or hereafter acquired Deposit Accounts or Securities Accounts into which Accounts or the Proceeds of Accounts are deposited, including the Lockbox Account and all signature cards, account agreements and other documents relating to the Deposit Accounts or Securities Accounts;
(iv)    All of each Working Capital Loan Party’s right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any Account, and all returned, reclaimed or repossessed goods;
(v)    all Deposit Accounts, bank accounts, deposits and cash;
(vi)    All of each Working Capital Loan Party’s general intangibles (including, without limitation, payment intangibles) and other property of every kind and description with respect to, evidencing or relating to its Accounts or Inventory, including, without limitation, all existing and future customer lists, choses in action, claims, books, records, ledger cards, contracts, licenses, formulae, tax and other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer programs, tapes, programs, discs, information, software, records, and data, all computers, word processors, printers, switches, interfaces, source codes, mask works, software, web servers, website service contracts, internet connection contract or line lease, website hosting service contract, website license agreements, back-up copies of website content, contracts with website advertisers, scripts, codes or Active-X controls, technology escrow agreements, website content development agreements, all rights, of whatever form, in and to domain names, instructional material, and connectors and all parts, accessories, additions, substitutions, or options together with all property or equipment used in connection with any of the above or which are used to operate or cause to operate any

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features, special applications, format controls, options or software of any or all of the above-mentioned items as the same relates to the Accounts or Inventory or is otherwise necessary or helpful in the collection thereof or realization thereto; and
(vii)    all additional and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property.
“Working Capital Loan Documents” means the Working Capital Loan Agreement and the other Loan Documents (as defined in the Working Capital Loan Agreement), including, without limitation, each of the other agreements, documents and instruments providing for or evidencing any other Working Capital Loan Obligations, and any other document or instrument executed or delivered at any time in connection with any Working Capital Loan Obligations, including any intercreditor or joinder agreement among holders of Working Capital Loan Obligations, to the extent such are effective at the relevant time, as each may be Modified (or replaced in connection with a Modification) from time to time.
“Working Capital Loan Obligations” means all obligations, liabilities and indebtedness outstanding at any time under the Working Capital Loan Agreement or any other Working Capital Loan Documents, including, without limitation, all Letter of Credit Obligations, all Hedging Obligations and all Bank Product Obligations. “Working Capital Loan Obligations” shall include, without limitation, all interest, charges and fees (including reasonable attorneys fees’ and expenses) accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with the Working Capital Loan Documents whether or not the claim for such interest, charges or fees are allowable, recoverable or enforceable in such Insolvency or Liquidation Proceeding. For all purposes hereunder, “Working Capital Loan Obligations” shall also include all indebtedness, obligations and liabilities of the Working Capital Loan Parties (or any one or more of them) to repay any amounts previously paid by the Working Capital Loan Parties (or any one or more of them) pursuant to the Working Capital Loan Documents, which amounts have been returned to the Working Capital Loan Parties (or any one or more of them), any of their bankruptcy estates, to a trust or similar structure established under a plan of reorganization or liquidation of the Working Capital Loan Parties (or any one or more of them) or to a trustee or similar Person by the Working Capital Agent pursuant to Sections 542, 544, 545, 547, 548, 549, 550, 553 and 724(a) of the Bankruptcy Code or otherwise under other applicable legislation.
“Working Capital Loan Parties” means, collectively, (a) the Working Capital Borrowers and the Issuer, as a guarantor, and (b) any other borrower or guarantor joined to the Working Capital Loan Agreement in accordance with the terms thereof.
“Working Capital Loan Parties’ Representative” means Westmoreland Coal Company, a Delaware corporation.
Section 1.2. Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without

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limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise:
(a)any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time Modified in accordance with the terms of this Agreement;
(b)any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;
(c)the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
(d)the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;
(e)all references herein to Sections shall be construed to refer to Sections of this Agreement; and
(f)the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including, without limitation, real property, personal property, cash, securities, accounts and contract rights.
ARTICLE 2
Lien Priorities.
Section 2.1. Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Indenture Obligations granted on the Collateral or of any Liens securing the Working Capital Loan Obligations granted on the Collateral, and notwithstanding any provision of the UCC or any other applicable law, the Indenture Documents or the Working Capital Loan Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the Indenture Obligations or the Working Capital Loan Obligations, or any other circumstance whatsoever, and whether in or outside of an Insolvency or Liquidation Proceeding, the Working Capital Agent (on behalf of itself and the other Working Capital Loan Claimholders) and the Note Collateral Agent (on behalf of itself and the other Indenture Claimholders) each hereby agree that:
(a)Any Lien on the Working Capital Loan Collateral securing any Working Capital Loan Obligations now or hereafter held by or on behalf of the Working Capital Agent, any Working Capital Loan Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be first, prior, continuing and senior in right, priority, operation, effect and all other purposes and respects to any Lien on the Working Capital Loan Collateral securing any Indenture Obligations.

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(b)Any Lien on the Working Capital Loan Collateral securing any Indenture Obligations now or hereafter held by or on behalf of the Note Collateral Agent, any Indenture Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be subject to, junior and subordinate in right, priority, operation, effect and all other purposes and respects to all Liens on the Working Capital Loan Collateral securing any Working Capital Loan Obligations. All Liens on the Working Capital Loan Collateral securing any Working Capital Loan Obligations shall be and remain first, prior, continuing and senior in right, priority, operation, effect and all other purposes and respects to all Liens on the Working Capital Loan Collateral securing any Indenture Obligations.
(c)The Working Capital Agent confirms that unless the Note Collateral Agent (in its sole discretion) otherwise agrees, in advance, in writing, as of the date of this Agreement, and throughout the term hereof, the Working Capital Agent and the other Working Capital Claimholders do not have, and shall not have, any Lien on the Indenture Collateral, as security for the Working Capital Loan Obligations.
Section 2.2. Prohibition on Contesting Liens. Each of the Working Capital Agent (on behalf of itself and the other Working Capital Loan Claimholders) and the Note Collateral Agent (on behalf of itself and the other Indenture Claimholders) agrees that it will neither contest nor support (and all hereby waive any right to contest or support) any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of another in any Collateral or the provisions of this Agreement relating thereto; provided that nothing in this Agreement shall be construed to prevent or impair the rights of each of the Working Capital Agent (on behalf of itself and the other Working Capital Loan Claimholders) and the Note Collateral Agent (on behalf of itself and the other Indenture Claimholders) to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Working Capital Loan Obligations or the Indenture Obligations.
Section 2.3 Release of Working Capital Loan Collateral. In the event the Working Capital Agent desires to release or agrees to release any of its Liens on all or any part of the Working Capital Loan Collateral in connection with the exercise of remedies, including, without limitation, the sale, transfer or other disposition thereof, the Working Capital Agent shall provide the Note Collateral Agent with reasonable prior written notice thereof. Each of the Note Collateral Agent and any other Indenture Secured Party shall be deemed automatically and unconditionally to have consented to such sale, transfer or other disposition and the Lien of such Indenture Claimholders on such Working Capital Loan Collateral automatically and unconditionally shall be deemed to be, and shall be, released and terminated contemporaneously with the release by the Working Capital Agent of its Lien thereon, as long as such prior written notice has been given to the Note Collateral Agent. Each of the Indenture Claimholders agrees that no further act or documentation shall be necessary to evidence such release and termination as long as the Working Capital Agent has complied with the foregoing notice requirement. In the event that the Working Capital Agent requests the Note Collateral Agent and/or any Indenture Secured Party to execute and deliver any formal release or termination of such Lien

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upon such Working Capital Loan Collateral, the Note Collateral Agent and the Trustee agree to execute the same forthwith.
Section 2.4. Notice of Liens. The Working Capital Agent (on behalf of itself and the other Working Capital Loan Claimholders) and the Note Collateral Agent (on behalf of itself and the other Indenture Claimholders) each acknowledge that this Agreement shall constitute notice of their respective interests in the Working Capital Loan Collateral under and for any purpose such a notice may be required by the UCC.
Section 2.5 Perfection of Liens. The Working Capital Agent shall not be responsible for perfecting and/or maintaining the perfection of Liens with respect to the Collateral for the benefit of the Indenture Secured Parties. None of the Indenture Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Working Capital Agent. The provisions of this Agreement are intended to govern the respective Lien priorities as between the Working Capital Agent (on behalf of itself and the other Working Capital Loan Claimholders) and the Indenture Secured Parties and shall not impose on the Working Capital Agent or the Indenture Secured Parties or any agent or trustee therefor, any obligations in respect of the disposition of proceeds of any Collateral which would conflict with the prior perfected claims therein in favor of any other Person or any order or decree or any court or Governmental Authority or any applicable law.
ARTICLE 3
Enforcement
Section 3.01 Restrictions on Exercise of Remedies by Note Collateral Agent and any other Indenture Secured Party.
(a)Until the Discharge of Working Capital Loan Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Working Capital Loan Party:
(1)neither the Note Collateral Agent nor any Indenture Secured Party will, directly or indirectly, and even if an “Event of Default” (as defined in the Indenture) has occurred and the Notes have been accelerated, (A) exercise or seek to exercise (or support any other Person in doing the same) any rights or remedies with respect to any Working Capital Loan Collateral (including the exercise of any right of setoff or recoupment) or institute (or support any other Person in doing the same) any action or proceeding (judicial or otherwise, including the commencement of any Insolvency or Liquidation Proceeding) with respect to such rights or remedies related to any Working Capital Loan Collateral (including, without limitation, any action of foreclosure); (B) contest, protest or object to (or support any other Person in doing the same) any foreclosure proceeding or action brought by the Working Capital Agent or any other exercise by the Working Capital Agent of any rights and remedies relating to the Working Capital Loan Collateral under the Working Capital Loan Agreement or any other Working Capital Loan Document; or (C) object to, contest or oppose (or support any other Person in doing the same) the forbearance by the Working Capital Agent from

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bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Working Capital Loan Collateral;
(2)the Working Capital Agent shall have the exclusive right to enforce any and all rights, exercise remedies (including set-off and recoupment and the right to credit bid any amount of its debt) and make determinations regarding the release, management, enforcement, disposition, or restrictions with respect to the Working Capital Loan Collateral, in each case in the exercise of its sole and absolute discretion, without any consultation with, notice to or the consent of the Note Collateral Agent or any other Indenture Secured Party, and such exercise and enforcement shall include, without limitation, the rights of an agent appointed by the Working Capital Agent (including any receiver, manager or receiver and manager) to sell or otherwise dispose of Working Capital Loan Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction;
provided, however, that (x) in any Insolvency or Liquidation Proceeding commenced by or against any Working Capital Loan Party, the Note Collateral Agent may file a claim or statement of interest with respect to the Indenture Obligations owing to the holders of the Indenture Obligations, subject to the limitations contained in this Agreement, (y) the Note Collateral Agent may take such action (not adverse in any way to the priority status of the Liens on the Working Capital Loan Collateral securing the Working Capital Loan Obligations or the rights of the Working Capital Agent to exercise any remedies in respect thereof) solely necessary to preserve or protect its Lien on the Working Capital Loan Collateral so long as such action is consistent with the terms and limitations on the Note Collateral Agent and the other Indenture Secured Parties imposed by this Agreement, and (z) the Note Collateral Agent may take any action to foreclose upon any such Working Capital Loan Collateral so long as (i) 180 days have elapsed from the date that the Note Collateral Agent has given written notice to the Working Capital Agent of either (x) the occurrence of an “Event of Default” under and as defined in the Indenture consisting of nonpayment of any principal or interest then due under the Notes (an “Indenture Payment Default”) or (y) the occurrence of an “Event of Default” under and as defined in the Indenture other than any Indenture Payment Default, together with acceleration of the Indenture Obligations, (ii) the Working Capital Agent is not diligently pursuing in good faith the exercise of its enforcement rights or remedies against a material portion of such Working Capital Loan Collateral at the end of such 180-day period and (iii) the proceeds received by the Note Collateral Agent or any other Indenture Secured Party in connection with such foreclosure action by the Note Collateral Agent is applied pursuant to Section 4.1 hereof; provided that to the extent that the Working Capital Agent or any other Working Capital Claimholder is stayed or otherwise prohibited by law from exercising such rights or remedies in respect of the relevant Working Capital Loan Collateral during such 180-day period, then the foregoing 180-day period shall be automatically extended by the number of days of such stay or prohibition.
(b)The Note Collateral Agent, on behalf of itself and any other Indenture Secured Party, agrees that it will not take or receive, directly or indirectly, in cash or other property or by setoff, counterclaim or in any other manner (whether pursuant to any

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enforcement, collection, execution, levy or foreclosure proceeding or otherwise), any Working Capital Loan Collateral or any proceeds of Working Capital Loan Collateral, in each case in connection with the exercise of any right or remedy (including set off), if any, with respect to any Working Capital Loan Collateral (or in respect of any such Working Capital Loan Collateral in the event of the occurrence of any Insolvency or Liquidation Proceeding with respect to any Working Capital Loan Party) unless and until the Discharge of Working Capital Loan Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of Working Capital Loan Obligations has occurred, except as expressly provided in the first proviso to the first sentence of Section 3.1(a) above, the sole right and remedy of the Note Collateral Agent and the other Indenture Secured Parties with respect to the Working Capital Loan Collateral is to hold a Lien on the Working Capital Loan Collateral pursuant to the applicable Indenture Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Working Capital Loan Obligations has occurred.
(c)Subject to the first proviso to the first sentence of Section 3.1(a) above and without limiting the effect of the other provisions of this Agreement:
(1)the Note Collateral Agent, for itself and on behalf of any other Indenture Secured Party, agrees that neither it nor any other Indenture Secured Party will take any action (or support any other Person in doing the same) that would hinder or interfere with any exercise of rights or remedies by the Working Capital Agent under the Working Capital Loan Documents with respect to the Working Capital Loan Collateral, including any sale, lease, exchange, transfer or other disposition of the Working Capital Loan Collateral, whether by foreclosure or otherwise, unless otherwise prohibited hereunder;
(2)the Note Collateral Agent, for itself and on behalf of any other Indenture Secured Party, hereby waives any and all rights it or such Indenture Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Working Capital Agent seeks to enforce, manage or collect the Working Capital Loan Obligations or the Liens securing the Working Capital Loan Obligations granted in any of the Working Capital Loan Collateral, regardless of whether any action or failure to act by or on behalf of the Working Capital Agent is adverse to the interests of the Indenture Secured Parties; and
(3)the Note Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the applicable Indenture Documents shall be deemed to restrict in any way the rights and remedies of the Working Capital Agent with respect to the Working Capital Loan Collateral as set forth in this Agreement and the Working Capital Loan Documents.
(d)Nothing in this Agreement shall prohibit the receipt by the Note Collateral Agent or any other Indenture Secured Party of the required payments of interest, principal and other amounts owed in respect of the Indenture Obligations so long as such receipt is not the

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direct or indirect result of the exercise or support by any of them of rights or remedies in contravention of this Agreement of any Lien held by any of them.
Section 3.2. Restrictions on Exercise of Remedies by Working Capital Agent.
(a)    Until the Discharge of the Indenture Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Working Capital Loan Party, the Working Capital Agent will not, solely with respect to the Indenture Collateral:
(1)exercise or seek to exercise (or support any other Person in doing the same) any rights or remedies with respect to any Indenture Collateral or institute any action or proceeding (judicial or otherwise, including, without limitation, the commencement of any Insolvency or Liquidation Proceeding) with respect to such rights or remedies relating to the Indenture Collateral;
(2)contest, protest or object to (or support any other Person in doing the same) any foreclosure proceeding or action brought by the Note Collateral Agent or any other Indenture Secured Party or any other exercise by the Note Collateral Agent or any other Indenture Secured Party of any rights and remedies relating to the Indenture Collateral; or
(3)object to, contest or oppose (or support any other Person in doing the same) the forbearance by the Note Collateral Agent from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Indenture Collateral; provided that nothing in this subsection 3.2(a) shall impair or otherwise adversely affect any rights or remedies of the Working Capital Agent with respect to the Working Capital Loan Collateral under this Agreement or otherwise.
(b)    If the Note Collateral Agent or a purchaser at a foreclosure sale conducted in foreclosure of any Lien held by the Note Collateral Agent takes actual possession of any documentation of any Working Capital Loan Party (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of the Note Collateral Agent or the foreclosure purchaser), then upon the written request of the Working Capital Agent and reasonable advance written notice, the Note Collateral Agent or such foreclosure purchaser shall permit the Working Capital Agent or its representative to inspect and copy, at the expense of the Working Capital Agent or its representative, such documentation during regular business hours.
(c)    The Note Collateral Agent agrees to allow the Working Capital Agent and its officers, employees and agents rent-free and non-exclusive access to and use of any real property, equipment and fixtures of any Working Capital Loan Party, for a period not exceeding 180 days for, among other things, the completion of any work-in-process inventory comprising Working Capital Loan Collateral; provided that to the extent the Working Capital Agent is stayed or otherwise prohibited by law from exercising such rights or remedies in respect of the relevant Working Capital Loan Collateral during such 180 day period, then the foregoing 180-day period shall be automatically extended by the number of days of such stay or prohibition (the

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“Access Period”), as necessary or reasonably appropriate to arrange for and effect the completion, disposition, removal and sale of such Working Capital Loan Collateral (including the packaging, removal or sale of such Working Capital Loan Collateral) by public auction, private sale, or any other lawful manner, subject to the following conditions and limitations:
(1)    the Access Period shall commence on the date that the Note Collateral Agent shall have given the Working Capital Agent notice of the occurrence of an “Event of Default” under and as defined in the Indenture Documents and the Note Collateral Agent’s intention to commence its exercise of remedies subject to the terms of this Agreement and shall terminate on the earlier to occur of (A) the day which is 180 days (as such period may be extended as provided in Section 3.2(c) above) thereafter, (B) the day on which such Working Capital Loan Collateral (other than any such Working Capital Loan Collateral abandoned by the Working Capital Agent) has been removed, sold, collected or liquidated from such real property and (C) the Discharge of Working Capital Loan Obligations; and
(2)    each of the Note Collateral Agent and foreclosure purchaser shall be entitled, as a condition of permitting such access and use, to demand and receive assurances reasonably satisfactory to it that the access and use requested and all activities incidental thereto shall: (A) be permitted, lawful and enforceable as against the Working Capital Loan Parties and their Subsidiaries and their suppliers, customers and contractors under applicable law; and (B) be adequately insured for damage to property and liability to Persons, including property and liability insurance for the Note Collateral Agent and the other Indenture Secured Parties.
(d)    In addition to the foregoing, if an Event of Default (as defined in the Indenture) has occurred and is continuing, the Working Capital Loan Parties shall grant (and cause any Person to do the same), and the Note Collateral Agent, on behalf of itself and the other Indenture Secured Parties, shall acknowledge, a perpetual royalty free license in favor of the Working Capital Agent to utilize all trademarks, licenses, trade names and copyrights of any Working Capital Loan Party and other general intangibles (to the extent the Working Capital Loan Parties have an interest in such items) necessary for (i) the collection of all accounts and (ii) the completion, marketing, sale and distribution of all inventory which constitutes Working Capital Loan Collateral.
(e)The Note Collateral Agent and such foreclosure purchaser shall: (i) provide reasonable cooperation, reasonable support and reasonable assistance to the Working Capital Agent and its officers, employees and agents, in connection with the completion, removal and sale of any Working Capital Loan Collateral (including work-in-process inventory) by the Working Capital Agent and its officers, employees and agents, as provided above; and (ii) be entitled to receive, from the Working Capital Agent, fair compensation and reimbursement for their reasonable out-of-pocket costs and expenses incurred directly in connection with such cooperation, support and assistance to the Working Capital Agent to the extent requested by the Working Capital Agent. Subject to the provisions of Section 3.2(c) above, the Note Collateral Agent and such foreclosure purchaser (or its transferee or successor) shall not otherwise be required to remove, insure, protect, store, safeguard, sell or deliver any Working Capital Loan

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Collateral or to provide any support, assistance or cooperation to the Working Capital Agent in respect thereof.
Section 3.3. Landlord’s Waivers. Each of the Note Collateral Agent, on behalf of itself and the other Indenture Secured Parties, and the Working Capital Agent agrees that the exercise of any right or remedy by the Note Collateral Agent or the Working Capital Agent, as the case may be, under the Landlord’s Waivers is subject to the provisions of this Agreement.
ARTICLE 4
Payments; Buy-Out Option
Section 4.1. Application of Proceeds. So long as the Discharge of Working Capital Loan Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Working Capital Loan Party, any Working Capital Loan Collateral or proceeds thereof received in connection with the sale, transfer or other disposition of, or collection on, such Working Capital Loan Collateral shall be applied by the Working Capital Agent to the Working Capital Loan Obligations in such order as specified in the Working Capital Loan Agreement and Working Capital Loan Documents or, if any, retained by the applicable Working Capital Loan Party to the extent permitted pursuant to the terms of the Working Capital Loan Agreement and Working Capital Loan Documents. Upon the Discharge of Working Capital Loan Obligations, the Working Capital Agent shall first deliver any Working Capital Loan Collateral (including any proceeds thereof) in its possession or control, if any, to the Note Collateral Agent for application to the Indenture Obligations in such order as specified in the Indenture and Indenture Documents until the Discharge of Indenture Obligations, and thereafter as directed in writing by the Working Capital Loan Parties’ Representative or a court of competent jurisdiction.
Section 4.2 Payments Over. So long as the Discharge of Working Capital Loan Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Working Capital Loan Party, any Working Capital Loan Collateral or proceeds thereof received by the Note Collateral Agent or any Indenture Secured Party in connection with the exercise of any right or remedy (including set-off) relating to the Working Capital Loan Collateral, shall be segregated and held in trust and shall be immediately paid over to the Working Capital Agent in the same form as received, with any necessary endorsements, until the Discharge of Working Capital Loan Obligations, unless a court of competent jurisdiction otherwise directs. The Working Capital Agent is hereby authorized to make any such endorsements as agent for the Note Collateral Agent or the applicable Indenture Secured Party. This authorization is coupled with an interest and is irrevocable until the Discharge of Working Capital Loan Obligations.
Section 4.3 Buy-Out Option.
(a)The Working Capital Agent (on behalf of itself and the Working Capital Loan Claimholders) and the Note Collateral Agent (on behalf of itself and the Indenture Claimholders) each hereby agrees that (i) upon an Event of Default (as defined in the Working Capital Loan Agreement) and (ii) upon notice in writing (a “Remedy/Acceleration Notice”) to

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the Issuer of the intention to accelerate and/or commence the exercise of remedies by the Working Capital Agent under the Working Capital Loan Documents, which Remedy/Acceleration Notice shall contain (A) a description of the Event of Default, (B) the amount of the Outstanding Liabilities (as defined below) then outstanding under the Working Capital Loan Documents and (C) the estimated Purchase Price (as defined below), each of the Indenture Claimholders (or any one or more of them) shall have the right (but not the obligation), exercisable no later than ten (10) days from receipt by the Issuer of the Remedy/Acceleration Notice (the “Exercise Period”) by delivery of a written notice (a “Committed Buy-Out Notice”) by the relevant Indenture Claimholders to the Working Capital Agent (for the benefit of the Working Capital Loan Claimholders) and the Issuer, to acquire on the date set forth in such notice that is no later than five (5) days after the expiration of the Exercise Period, all (but not less than all) of the right, title, and interest of the Working Capital Loan Claimholders in and to the Outstanding Liabilities and the Working Capital Loan Documents attributable to the Outstanding Liabilities, which Committed Buy-Out Notice shall (A) the identity of the Indenture Claimholders exercising such buy-out right and (B) contain no conditions whatsoever as to the effectiveness of such buy-out right other than the assignment to the relevant Indenture Claimholders (and the relevant Indenture Claimholders shall agree to assume from the Working Capital Loan Claimholders) all (but not less than all) of the right, title and interest of the Working Capital Loan Claimholders in and to the Outstanding Liabilities and the Working Capital Loan Documents. For purposes hereof, “Outstanding Liabilities” means any and all obligations, liabilities and indebtedness of the Loan Parties (as defined in the Working Capital Loan Agreement) in the aggregate to the Working Capital Agent or to any Affiliate of Working Capital Agent of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance and Hedging Obligations), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law; provided that the Working Capital Agent (on behalf of itself and the Working Capital Claimholders) shall retain all rights to be indemnified or to be held harmless by the Working Capital Loan Parties in accordance with the terms of the Working Capital Loan Documents.
(b)During the period from receipt of the Remedy/Acceleration Notice by the Issuer through the applicable notice periods defined in subsection 4.3(a) above, the Working Capital Loan Claimholders may exercise only those rights and remedies under this Agreement and the Working Capital Loan Documents reasonably necessary to (x) protect the Working Capital Loan Collateral and their Liens and claims thereon and (y) prepare for the sale of or other enforcement actions against the Working Capital Loan Collateral, including notifying Account Debtors to make payments to the Working Capital Agent, that do not result in any disposition of the Working Capital Loan Collateral; provided that the Working Capital Agent shall at all times during such period have the right to (i) the exercise control over any Working Capital Loan Party’s deposit or securities accounts and (ii) take any other enforcement action necessary to prevent material diminution in the value of the Working Capital Loan Collateral.
Upon the receipt by the Working Capital Agent of the Committed Buy-Out Notice, the relevant Indenture Claimholders irrevocably shall be committed (i) to acquire, within five (5) days after

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the expiration of the Exercise Period, all (but not less than all) of the right, title, and interest of the Working Capital Loan Claimholders in and to the Outstanding Liabilities and the Working Capital Loan Documents attributable to the Outstanding Liabilities, by paying to the Working Capital Agent, for the ratable benefit of the Working Capital Loan Claimholders, by wire transfer of immediately available funds to such bank account of the Working Capital Agent in Chicago, Illinois, as the Working Capital Agent may designate in writing to the Note Collateral Agent for such purposes, an aggregate cash purchase price (the “Purchase Price”) equal to the sum of:
(1)100% of the outstanding balance with respect to the Outstanding Liabilities, including, without limitation, principal, interest accrued and unpaid thereon (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), and any unpaid indemnities and fees (including reasonable attorneys’ fees and costs) and premiums, due and payable in accordance with the Working Capital Loan Documents;
(2)any unreimbursed obligations in respect of or relating to the Working Capital Loan Documents; and
(3)all expenses to the extent owing to the Working Capital Loan Claimholders in accordance with the Working Capital Loan Documents (including the reimbursement of normal and customary expenses, financial examination expenses, and appraisal fees, and including reasonable expenses whether or not a claim in respect thereof is allowed or allowable in any Insolvency or Liquidation Proceeding);
(ii) to furnish cash collateral to the Working Capital Agent with respect to (A) the Letter of Credit Obligations in such amounts as is required by the Working Capital Loan Agreement and (B) any costs, expenses and contingent indemnification obligations not yet due and payable but with respect to which a claim may reasonably be expected to be asserted under any Working Capital Loan Document, and (iii) to reimburse the Working Capital Agent for any loss, cost, damage or expense (including reasonable attorneys’ fees and costs) in connection with any checks or other payments provisionally credited to the Outstanding Obligations, and/or as to which the Working Capital Agent has not yet received final payment;
whereupon the Working Capital Loan Claimholders shall assign to the relevant Indenture Claimholders, without any representation, recourse, or warranty whatsoever (except that each Working Capital Loan Claimholder shall represent and warrant to the relevant Indenture Claimholders that (i) the amount quoted by such Working Capital Loan Claimholder as its portion of the Purchase Price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records and (ii) it owns, or has the right to transfer the rights being transferred), their right, title, and interest with respect to the Outstanding Liabilities and the Working Capital Loan Documents attributable to the Outstanding Liabilities; and
(c)the assignment of the foregoing by the Working Capital Loan Claimholders shall be at no expense to the Working Capital Loan Claimholders and any assignment fees or reasonable out-of-pocket expenses (including their reasonable attorneys’ fees)

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of documenting and effecting such assignment and the related delivery to the Indenture Claimholders shall be payable by the relevant Indenture Claimholders, pro rata. In connection with such assignment, the Working Capital Loan Claimholders shall deliver to the Note Collateral Agent (for the benefit of the relevant Indenture Claimholders) any original Working Capital Loan Documents and any Working Capital Loan Collateral in their possession and shall execute such other documents, instruments, and agreements reasonably necessary to effect such assignment, whereupon the Working Capital Loan Claimholders shall be fully relieved from any further duties, obligations, or liabilities to the Indenture Claimholders pursuant to this Agreement.
ARTICLE 5
Bankruptcy
Section 5.1. Financing Matters. If any Working Capital Loan Party shall be subject to any Insolvency or Liquidation Proceeding and the Working Capital Agent shall desire to permit the use of cash collateral under Section 363 of the Bankruptcy Code or any similar Bankruptcy Law or to permit any Working Capital Loan Party to obtain financing under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) which may be secured by any assets of any Working Capital Loan Party, so long as the Note Collateral Agent receives adequate protection in the form of a replacement Lien on the DIP Financing collateral (including cash collateral), which Lien on any assets not constituting Indenture Collateral or not of the type constituting Indenture Collateral shall be junior and subordinated to the Liens securing the Working Capital Loan Obligations and such DIP Financing (and all obligations relating thereto, including any “Carve-Out” agreed to by the Working Capital Agent) on the same basis as the other Liens on the Working Capital Loan Collateral that secures the Indenture Obligations are so subordinated to the Liens thereon that secure the Working Capital Loan Obligations under this Agreement, then until the Discharge of Working Capital Loan Obligations has occurred, the Note Collateral Agent, on behalf of itself and the other Indenture Secured Parties, agrees that it will raise no objection, and consents to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent solely provided in this Section 5.1 or relating to the Indenture Collateral), and will subordinate its Liens in the Working Capital Loan Collateral to such DIP Financing (and all obligations relating thereto) on the same basis as the Liens on the Working Capital Loan Collateral that secure the Indenture Obligations are subordinated to the Liens thereon that secures the Working Capital Loan Obligations under this Agreement, and agrees that written notice received three (3) Business Days prior to the entry of an order approving such usage of cash collateral or approving such financing on an interim basis shall be adequate notice; provided, however, if the collateral securing such cash collateral and/or DIP Financing includes any assets constituting Indenture Collateral or is of the type constituting Indenture Collateral, then (except for the “Carve-Out”) the Lien thereon that secures the cash collateral and/or DIP Financing shall be subordinated on the same basis as the Liens on the Working Capital Loan Collateral that secures the Indenture Obligations are so subordinated to the Liens thereon that secures the Working Capital Loan Obligations under this Agreement. The Note Collateral Agent, on behalf of itself and the other Indenture Secured Parties, taken as a whole (and for the avoidance of doubt, not individually), agrees that it will not provide or seek (or support any other Person seeking) to provide DIP

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Financing to any Working Capital Loan Party so long as the Working Capital Agent desires to provide such DIP Financing which satisfies each of the requirements listed above.
Section 5.2. Relief from the Automatic Stay.
(a)Until the Discharge of Working Capital Loan Obligations, the Note Collateral Agent, on behalf of itself and the other Indenture Secured Parties, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Working Capital Loan Collateral, without the prior written consent of the Working Capital Agent.
(b)Until the Discharge of Indenture Obligations, the Working Capital Agent agrees that it shall not seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Indenture Collateral, without the prior written consent of the Note Collateral Agent.
Section 5.3. Adequate Protection.
(a)    The Note Collateral Agent, on behalf of itself and the other Indenture Secured Parties, agrees that none of them shall contest (or support any other Person contesting) (i) any request by the Working Capital Agent for adequate protection, or (ii) any objection by the Working Capital Agent to any motion, relief, action or proceeding based on the Working Capital Agent claiming a lack of adequate protection, in each case, in respect of the Working Capital Loan Collateral.
(b)    The Working Capital Agent agrees that it shall not contest (or support any other Person contesting) (i) any request by the Note Collateral Agent or the other Indenture Secured Parties for adequate protection, or (ii) any objection by the Note Collateral Agent or the other Indenture Secured Parties to any motion, relief, action or proceeding based on the Note Collateral Agent or the other Indenture Secured Parties claiming a lack of adequate protection, in each case, in respect of the Indenture Collateral.
Section 5.4. Avoidance Issues.
(a)    If any Working Capital Loan Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Working Capital Loan Party any amount (an “Working Capital Loan Obligation Recovery”) received in respect of any Working Capital Loan Collateral, then the Working Capital Loan Obligations shall be reinstated to the extent of such Working Capital Loan Obligation Recovery and the Working Capital Loan Claimholders shall be entitled to receive payment in full in cash (including, in the case of any letter of credit, cash collateral therefor) with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Working Capital Loan Obligation Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations or rights of the parties hereto. The Note Collateral Agent and each Indenture Secured Party agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement,

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whether by preference or otherwise; it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over (but with respect to the Note Collateral Agent only to the extent not previously distributed by it to the holders of the Notes) for application in accordance with the priorities set forth in this Agreement.
(b)    If any Indenture Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Working Capital Loan Party any amount (an “Indenture Obligation Recovery”) received in respect of any Indenture Collateral, then the Indenture Obligations shall be reinstated to the extent of such Indenture Obligation Recovery and the Indenture Secured Parties shall be entitled to receive payment in full in cash with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Indenture Obligation Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations or rights of the parties hereto. The Working Capital Agent agrees that it shall not be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise; it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
Section 5.5. Asset Dispositions in an Insolvency or Liquidation Proceeding.
(a)None of the Note Collateral Agent or the other Indenture Secured Parties shall, in an Insolvency or Liquidation Proceeding or otherwise, oppose or contest any marketing, sale, sale procedures or disposition of any assets of any Working Capital Loan Party made in accordance with this Agreement solely consisting of any Working Capital Loan Collateral that is supported by the Working Capital Agent, and the Note Collateral Agent and each other Indenture Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to such marketing, sale, sale procedures or disposition supported by the Working Capital Agent and to have released their Liens in such assets in accordance with this Agreement.
(b)The Working Capital Agent shall not, in an Insolvency or Liquidation Proceeding or otherwise, oppose or contest any marketing, sale, sale procedures or disposition of any assets of any Working Capital Loan Party made in accordance with this Agreement solely consisting of any Indenture Collateral that is supported by the Holders of the Notes, and the Working Capital Agent will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to such marketing, sale, sale procedures or disposition supported by the Indenture Secured Parties and to have released their Liens in such assets in accordance with this Agreement.
Section 5.6. No Surcharge of Collateral.
(a)None of the Note Collateral Agent or any other Indenture Secured Party shall, in an Insolvency or Liquidation Proceeding or otherwise, assert or enforce, at any time when the Discharge of Working Capital Loan Obligations has not occurred, any claim under

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Section 506(c) of the Bankruptcy Code (and otherwise) for costs or expenses of preserving or disposing of any Working Capital Loan Collateral.
(b)The Working Capital Agent shall not, in an Insolvency or Liquidation Proceeding or otherwise, assert or enforce, at any time when the Discharge of Indenture Obligations, any claim under Section 506(c) of the Bankruptcy Code (and otherwise) for costs or expenses of preserving or disposing of any Indenture Collateral.
Section 5.7. Right to Credit Bid.
(a)None of the Note Collateral Agent or any other Indenture Secured Party shall object to, contest or oppose (or support any other Person in objecting to, contesting or opposing) in any manner the exercise by the Working Capital Agent of the right to “credit bid” pursuant to Section 363(k) of the Bankruptcy Code or other applicable law in respect of the Working Capital Loan Collateral.
(b)The Working Capital Agent shall not object to, contest or oppose (or support any other Person in objecting to, contesting or opposing) in any manner the exercise by the Note Collateral Agent or any other Indenture Secured Party of the right to “credit bid” pursuant to Section 363(k) of the Bankruptcy Code or other applicable law in respect of the Indenture Collateral.
Section 5.8. Plan Treatment. None of the Note Collateral Agent or any other Indenture Secured Party shall seek (or cause or support any other Person to seek) the filing or confirmation of any plan of reorganization or liquidation or similar dispositive plan (including in connection with any sale under Section 363 of the Bankruptcy Code) that does not expressly provide for the Discharge of Working Capital Loan Obligations on the plan’s effective date.
Section 5.9. Effectiveness in Insolvency or Liquidation Proceedings. This Agreement shall be effective both before and after the commencement of an Insolvency or Liquidation Proceeding.
ARTICLE 6
Other Agreements
Section 6.1. Insurance.
(a)Notwithstanding any provision to the contrary in the Working Capital Loan Documents, unless and until the Discharge of Indenture Obligations has occurred, the Note Collateral Agent shall have the sole and exclusive right (as between the Note Collateral Agent and the Working Capital Agent) to adjust settlement for any insurance policy covering the Indenture Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Indenture Collateral. Unless and until the Discharge of Indenture Obligations has occurred, all proceeds of any such policy covering the Indenture Collateral and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Indenture Collateral shall be paid to the Note Collateral Agent for the benefit of the Indenture Secured Parties

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pursuant to the terms of the Indenture and thereafter, to the extent no Indenture Obligations are outstanding, to the Working Capital Agent for the benefit of the Working Capital Loan Claimholders and applied by the Working Capital Agent as required under the Working Capital Loan Documents. Until the Discharge of Indenture Obligations has occurred, if the Working Capital Agent shall, at any time, receive any proceeds of any such insurance policy covering the Indenture Collateral, it shall pay such proceeds over to the Note Collateral Agent within two (2) Business Days after receipt in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Note Collateral Agent is hereby authorized to make any such endorsements as agent for the Working Capital Agent. This authorization is coupled with an interest and is irrevocable until the Discharge of the Indenture Obligations.
(b)Unless and until the Discharge of Working Capital Loan Obligations has occurred, the Working Capital Agent shall have the sole and exclusive right (as between the Note Collateral Agent and the Working Capital Agent) to adjust settlement for any insurance policy covering the Working Capital Loan Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Working Capital Loan Collateral in accordance with the applicable provisions of the Working Capital Loan Documents. Unless and until the Discharge of Working Capital Loan Obligations has occurred, all proceeds of any such policy covering the Working Capital Loan Collateral and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Working Capital Loan Collateral shall be paid to the Working Capital Agent pursuant to the terms of the Working Capital Loan Agreement and thereafter, to the extent no Working Capital Loan Obligations are outstanding, to the Note Collateral Agent for the benefit of the Indenture Secured Parties to the extent required under the Indenture Documents, if any, and then to the owner of the subject property and such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of Working Capital Loan Obligations has occurred, if the Note Collateral Agent or any Indenture Secured Party shall, at any time, receive any proceeds of any such insurance policy covering the Working Capital Loan Collateral, it shall pay such proceeds over to the Working Capital Agent within two (2) Business Days after receipt in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Working Capital Agent is hereby authorized to make any such endorsements as agent for the Note Collateral Agent. This authorization is coupled with an interest and is irrevocable until the Discharge of Working Capital Loan Obligations.
(c)To effectuate the foregoing, each of the Note Collateral Agent and the Working Capital Agent shall receive separate lender's loss payable endorsements naming themselves as lender’s loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder. To the extent any proceeds are received for any liability or indemnification and those proceeds are not compensation for a casualty loss with respect to any Indenture Collateral, the proceeds shall be applied (i) first, as required or permitted by the Working Capital Loan Documents and (ii) second, as required or permitted by the Indenture Documents. To the extent any proceeds are received for any liability or indemnification and those proceeds are not compensation for a casualty loss with respect to any Working Capital Loan Collateral, the proceeds shall be applied (y) first, as required or permitted

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by the Indenture Documents and (z) second, as required or permitted by the Working Capital Loan Documents. If any insurance claim includes both Working Capital Loan Collateral and Indenture Collateral, the insurer will not settle such claim separately with respect to Working Capital Loan Collateral and Indenture Collateral, and if the Working Capital Agent and the Note Collateral Agent are unable after negotiating in good faith to agree on the settlement for such claim, either the Note Collateral Agent or the Working Capital Agent may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding. All proceeds of such insurance shall be remitted to the Working Capital Agent or the Note Collateral Agent, as the case may be, and each of the Note Collateral Agent and Working Capital Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1.
Section 6.2    Obligations Unconditional. All rights, interests, agreements and obligations of the Working Capital Agent and the other Working Capital Loan Claimholders and the Note Collateral Agent and the other Indenture Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:
(a)any lack of validity or enforceability of any Working Capital Loan Document or any Indenture Document;
(b)any change in the time, manner or place of payment of, or in any other terms of, all or any of the Working Capital Loan Obligations or Indenture Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Working Capital Loan Agreement or any other Working Capital Loan Document or of the terms of the Indenture or any other Indenture Document;
(c)any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Working Capital Loan Obligations or Indenture Obligations or any guarantee thereof;
(d)the commencement of any Insolvency or Liquidation Proceeding in respect of any Obligor; or
(e)any other circumstances which otherwise might constitute a defense available to, or a discharge of, either Issuer or any other Guarantor in respect of the Working Capital Loan Obligations or the Indenture Obligations, or of the Note Collateral Agent or any other Indenture Secured Party in respect of this Agreement, or of the Working Capital Agent or any other Working Capital Loan Claimholder in respect of this Agreement.
Section 6.3. Certain Terms Concerning the Note Collateral Agent. The Note Collateral Agent is executing and delivering this Agreement solely in its capacity as such and pursuant to the direction to so execute and deliver pursuant to Section 10.09(a) of the Indenture. Subject to Section 10.09(b) of the Indenture, the Note Collateral Agent shall have no duties or obligations under or pursuant to this Agreement other than such duties and obligations as may be expressly set forth in this Agreement. The Note Collateral Agent shall not be deemed to owe any fiduciary

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duty to the Working Capital Agent, any Working Capital Loan Claimholder or any other Working Capital Loan Party.
ARTICLE 7
Miscellaneous
Section 7.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Working Capital Loan Documents or the Indenture Documents, the provisions of this Agreement shall govern and control.
Section 7.2. Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement is a continuing agreement of subordination pursuant to its terms and in accordance with Section 510(a) of the Bankruptcy Code and shall survive and continue in full force and effect in any Insolvency Proceeding. All references to an Obligor shall include such Obligor as debtor and debtor-in-possession and any receiver or trustee for such Obligor in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Obligor shall include such Obligor as debtor and debtor in possession and any receiver or trustee for such Obligor in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect upon the Discharge of Working Capital Loan Obligations and the termination of any commitments to lend under the Working Capital Loan Agreement.
Section 7.3. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed by Working Capital Agent and Note Collateral Agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Working Capital Loan Party shall have any right to consent to, Modify or approve any amendment, Modification or waiver of any provision of this Agreement.
Section 7.4. SUBMISSION TO JURISDICTION; WAIVERS.     (A) EACH OF THE WORKING CAPITAL AGENT AND THE NOTE COLLATERAL AGENT (ON BEHALF OF ITSELF AND THE INDENTURE SECURED PARTIES) IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF (1) THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT SITTING FOR THE DISTRICT OF ILLINOIS AND (2) ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT TO THE EXTENT SUCH COURTS WOULD HAVE SUBJECT MATTER JURISDICTION WITH RESPECT THERETO, AND SAID PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE

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COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN ANY SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS, OR THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION.
(B)    EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 7.4(A). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(C)    EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY, FOR ITSELF AND ITS PROPERTY, (1) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 7.6, AND (2) AGREES THAT SERVICE AS PROVIDED IN THIS SECTION 7.4(C) IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.
Section 7.5. WAIVERS. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH

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ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7.5 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
Section 7.6. Notices. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth on Schedule III attached hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
Section 7.7. Further Assurances. Each of the Working Capital Agent and Note Collateral Agent agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the applicable party may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.
Section 7.8. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 7.9. Binding on Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties, including all other lenders that are successors to or assignees of the Working Capital Agent and Note Collateral Agent and including any successor agent. As a condition of each assignment, each such additional lender shall execute and deliver to the applicable agent an acknowledgment to this Agreement acknowledging the agreement of such additional lender to be bound by the terms hereof.
Section 7.10. No Marshalling. The Indenture Claimholders hereby expressly waive to the fullest extent permitted by applicable law any rights such Indenture Claimholders may have under applicable law to assert the doctrine of marshalling or otherwise to require any Working Capital Loan Claimholder to marshal any Working Capital Loan Collateral for the benefit of the Indenture Claimholders. The Working Capital Loan Claimholders hereby expressly waive to the fullest extent permitted by applicable law any rights such Working Capital Loan Claimholders may have under applicable law to assert the doctrine of marshalling or otherwise to require any Indenture Claimholder to marshal any Working Capital Loan Collateral for the benefit of the Working Capital Loan Claimholders.

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Section 7.11. Specific Performance. Each of the Working Capital Agent and the Note Collateral Agent may demand specific performance of this Agreement, and each hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought against it hereunder.
Section 7.12. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
Section 7.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or “pdf” electronic file shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
Section 7.14. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
Section 7.15. Construction. The terms of this Agreement were negotiated among business persons sophisticated in the area of business finance, and accordingly, in construing the terms of this Agreement, no rule or law which would require that this instrument be construed against the party who drafted this instrument shall be given any force or effect.
Section 7.16. No Third Party Beneficiaries. No other Person not a party to this Agreement shall have or be entitled to assert rights or benefits hereunder. Nothing in this Agreement shall impair, as between any Working Capital Loan Party and the Working Capital Agent, or as between the Indenture Loan Parties and the Note Collateral Agent, the respective obligations of the Working Capital Loan Parties and the Indenture Loan Parties to pay principal, interest, fees and all other amounts as provided in the respective Working Capital Loan Documents and the Indenture Documents.
Section 7.17. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Working Capital Agent on the one hand and the Note Collateral Agent and the Indenture Secured Parties, on the other hand. None of the Working Capital Loan Parties, the Indenture Loan Parties nor any other creditor thereof shall have any rights hereunder except as expressly set forth herein, and none of the Working Capital Loan Parties or the Indenture Loan Parties may rely on the terms hereof, except to the extent of rights and/or obligations expressly provided hereunder. Nothing in this Agreement is intended to or shall impair the obligations of any Working Capital Loan Party or any Indenture Loan Party, which are absolute and unconditional, to pay the Working Capital Loan Obligations and the Indenture Obligations, respectively, as and when the same shall become due and payable in accordance with their terms. Each of Working Capital

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Agent, the Note Collateral Agent and the Indenture Secured Parties shall be responsible for managing its financial relationships with their respective Indenture Loan Parties and Working Capital Loan Parties, and none shall be deemed to be the agent of the other for any purpose. Any of Working Capital Agent, Note Collateral Agent and any Indenture Secured Party may alter, amend, supplement, release, discharge or otherwise modify any terms of its respective agreements with Indenture Loan Parties and Working Capital Loan Parties without notice to or consent of the other, including, without limitation, increasing the indebtedness under any such agreements or extending the time for repayment thereof. Any such alterations, amendments, supplements, releases, discharges, or modifications shall not affect the rights, remedies and/or duties of the Working Capital Agent (on behalf of itself and the Working Capital Loan Claimholders) and the Note Collateral Agent (on behalf of itself and the Indenture Claimholders) hereunder.
Section 7.18. Amendment and Restatement. This Agreement amends and restates that certain Intercreditor Agreement by and between the Working Capital Agent and the Note Collateral Agent, dated as of June 29, 2012 (as amended, supplemented or otherwise modified from time to time, the “Prior Agreement”) in its entirety. If there is any conflict or discrepancy between the provisions of the Prior Agreement and this Agreement, the terms and provisions of this Agreement shall prevail. This Agreement shall constitute an amendment, restatement and/or reaffirmation of the covenants and obligations of the parties under the Prior Agreement.

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Westmoreland Energy, LLC, et al.

(Signature Page to Amended and Restated Intercreditor Agreement)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Intercreditor Agreement as of the date first written above.
WORKING CAPITAL AGENT:
THE PRIVATEBANK AND TRUST
COMPANY
By:    /s/ Douglas Colletti
Douglas Colletti
Managing Director

(Signature Page to Amended and Restated Intercreditor Agreement)

NOTE COLLATERAL AGENT:        WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Note Collateral Agent

By:    /s/ John C. Stohlmann
John C. Stohlmann
Vice President

(Signature Page to Amended and Restated Intercreditor Agreement)

Acknowledged and Agreed to by:
WORKING CAPITAL LOAN PARTIES:

WESTMORELAND COAL COMPANY, a Delaware corporation By: /s/ Jennifer S. Grafton Jennifer S. Grafton Secretary

WESTMORELAND ENERGY LLC, a Delaware limited liability company By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary

WESTMORELAND - NORTH CAROLINA POWER, L.L.C., a Virginia limited liability company By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary

WEI-ROANOKE VALLEY, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary

WESTMORELAND - ROANOKE VALLEY, L.P., a Delaware limited partnership By:WEI-Roanoke Valley, Inc. its general partner By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary

(Signature Page to Amended and Restated Intercreditor Agreement)

WESTMORELAND PARTNERS, a
Virginia general partnership

By:Westmoreland-Roanoke Valley, L.P.,
its general partner

By:WEI-Roanoke Valley, Inc.,
its general partner

By: /s/ Samuel N. Hagreen
           Samuel N. Hagreen
           Secretary

By: Westmoreland-North Carolina Power,
L.L.C., its general partner

By: /s/ Samuel N. Hagreen
           Samuel N. Hagreen
           Secretary

WESTMORELAND RESOURCES, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary

WESTMORELAND KEMMERER, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary

WESTMORELAND COAL SALES COMPANY, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary

(Signature Page to Amended and Restated Intercreditor Agreement)

WRI PARTNERS, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary

WCC LAND HOLDING COMPANY, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary

WESTMORELAND CANADA LLC, a Delaware limited liability company By: /s/ Jennifer S. Grafton Jennifer S. Grafton Secretary

WESTMORELAND ENERGY SERVICES, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary

WESTMORELAND CANADIAN
INVESTMENTS, LP, a limited partnership
organized and existing under the laws of the
Province of Quebec

By: Westmoreland Canada LLC, its
general partner

By:  /s/ Jennifer S. Grafton
     Jennifer S. Grafton
     Secretary

(Signature Page to Amended and Restated Intercreditor Agreement)

WCC HOLDING B.V., a B.V. organized and existing under the laws of the Netherlands By: /s/ Jennifer S. Grafton Jennifer S. Grafton Managing Director A	WCC HOLDING B.V., By: /s/ R.H.W. Funnekotter Name: R.H. W. Funnekotter Title: Managing Director B

WESTMORELAND CANADA HOLDINGS INC., a corporation organized and existing under the laws of the Province of Alberta By: /s/ Jennifer S. Grafton Jennifer S. Grafton Secretary

WESTMORELAND PRAIRIE RESOURCES INC., a corporation organized and existing under the laws of the Province of Alberta By: /s/ Jennifer S. Grafton Jennifer S. Grafton Secretary

PRAIRIE MINES & ROYALTY ULC, an unlimited liability corporation organized under the laws of the Province of Alberta By: /s/ Jennifer S. Grafton Jennifer S. Grafton Secretary

COAL VALLEY RESOURCES, INC., a corporation organized and existing under the laws of the Province of Alberta By: /s/ Jennifer S. Grafton Jennifer S. Grafton Secretary

(Signature Page to Amended and Restated Intercreditor Agreement)

PRAIRIE COAL LTD., a corporation organized and existing under the laws of the Province of Saskatchewan By: /s/ Jennifer S. Grafton Jennifer S. Grafton Secretary

WILLOWVAN MINING LTD., a corporation organized and existing under the laws of the Province of Saskatchewan By: /s/ Jennifer S. Grafton Jennifer S. Grafton Secretary

POPLAR RIVER COAL MINING
PARTNERSHIP, a partnership organized
and existing under the laws of the Province
of Saskatchewan

By: Prairie Mines & Royalty ULC, its partner

By: /s/ Jennifer S. Grafton
     Jennifer S. Grafton
     Secretary

Address for notices for the Working Capital Loan Parties’ Representative:
Westmoreland Coal Company
9540 S. Maroon Circle
Englewood, CO 80112
Attention: General Counsel

SCHEDULE I
LIST OF INDENTURE SUBSIDIARY GUARANTORS
Westmoreland Energy LLC
Westmoreland - North Carolina Power, LLC
WEI-Roanoke Valley, Inc.
Westmoreland-Roanoke Valley, L.P.
Westmoreland Resources, Inc.
WRI Partners, Inc.
Westmoreland Kemmerer, Inc. (f/k/a Westmoreland Mining Services, Inc.)
Westmoreland Coal Sales Company, Inc.
WCC Land Holding Company, Inc.
Westmoreland Power, Inc.
Absaloka Coal, LLC
Westmoreland Energy Services, Inc.
Westmoreland Canada LLC
Westmoreland Canadian Investments, LP
WCC Holding B.V.
Westmoreland Canada Holdings Inc.
Westmoreland Prairie Resources Inc.
Coal Valley Resources, Inc.,
Prairie Mines & Royalty ULC
Prairie Coal Ltd.,
Willowvan Mining Ltd.
Poplar River Coal Mining Partnership

AMENDED AND RESTATED INTERCREDITOR AGREEMENT – Schedule I
Westmoreland Energy, LLC, et al.

SCHEDULE II
LIST OF WORKING CAPITAL BORROWERS
Westmoreland Coal Company
Westmoreland Energy LLC
Westmoreland - North Carolina Power, L.L.C.
WEI-Roanoke Valley, Inc.
Westmoreland - Roanoke Valley, L.P.
Westmoreland Partners
Westmoreland Resources, Inc.
WRI Partners, Inc.
Westmoreland Kemmerer, Inc.
Westmoreland Coal Sales Company, Inc.
Westmoreland Power, Inc.
WCC Land Holding Company, Inc.
Westmoreland Mining LLC
Western Energy Co.
Texas Westmoreland Coal. Co.
Westmoreland Savage Corp.
Dakota Westmoreland Corp.
Westmoreland Canada LLC
Westmoreland Canadian Investments, LP
WCC Holding B.V.
Westmoreland Canada Holdings, Inc.
Westmoreland Prairie Resources Inc.
Coal Valley Resources, Inc.
Prairie Mines & Royalty ULC
Prairie Coal Ltd.,
Willowvan Mining Ltd.
Poplar River Coal Mining Partnership

AMENDED AND RESTATED INTERCREDITOR AGREEMENT – Schedule II
Westmoreland Energy, LLC, et al.